                                                              Exhibit 4


                             CARDINAL HEALTH, INC.
                              AMENDED AND RESTATED
                             STOCK OPTION AGREEMENT



                              W I T N E S S E T H:

WHEREAS, Melco Managers ("Melco") has granted to the undersigned Optionee ("Optionee") an option to purchase Whitmire Common Shares pursuant to a Nonstatutory Stock Option Agreement referred to below; and

WHEREAS, Cardinal Health, Inc. (fka Cardinal Distribution, Inc.; herein, "Cardinal") and Whitmire Distribution Corporation ("Whitmire") have effected an Agreement and Plan of Reorganization, dated as of October 11, 1993 (the "Merger Agreement"), which Merger Agreement provides, among other things, that at the Effective Time (as defined therein) each unexpired and unexercised option to purchase stock of Whitmire which has been granted by Melco to a current or former officer or employee of Whitmire (a "Whitmire Option") is to be automatically converted into an option (a "Cardinal Exchange Option") to purchase that number of shares of Cardinal Class A Common Shares (as defined in the Merger Agreement) equal to the number of Whitmire Common Shares issuable immediately prior to the Effective Time upon exercise of the Whitmire Option (without regard to actual restrictions upon exercisability) multiplied by the Exchange Ratio at a per share exercise price equal to the exercise price which existed under the corresponding Whitmire Option divided by the Exchange Ratio;

WHEREAS, Cardinal, Melco and Optionee intend this option to be a Cardinal Exchange Option as described in the Merger Agreement;

NOW, THEREFORE, the Nonstatutory Stock Option Agreement identified below heretofore granted by Melco to Optionee is hereby amended and restated (the "Amendment and Restatement") as follows:

1.   EXCHANGE OF OPTION.

On the terms and subject to the conditions stated in this Amendment and Restatement, Melco hereby exchanges with the Optionee an option (the "Option") to purchase up to that number of Cardinal Class A Common Shares specified under
(A) on the signature page hereof (the "Shares") for a purchase price per Share specified under (B) on the signature page hereof (as adjusted from time to time in accordance with the terms of this Amendment and Restatement, the "Exercise Price") in exchange for the Whitmire Option identified under (C) on the signature page hereof, a copy of which is appended hereto.

MELCO                                                                      -1-

2.   NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Amendment and Restatement, the Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, the Option shall automatically expire and the rights and privileges conferred hereby shall immediately become null and void.

3.   RIGHT TO EXERCISE.

On the terms and subject to the conditions set forth in this Amendment and Restatement, the Optionee shall have the right to exercise the Option at any time or from time to time after the date hereof and prior to the Expiration Date for a number of Shares equal to (i) the total number of Shares minus (ii) the aggregate number of Shares for which the Option was theretofore exercised.

4.   EXERCISE PROCEDURES.

(a) NOTICE OF EXERCISE. The Optionee or the Optionee's representative may exercise this Option by giving written notice to Melco pursuant to Section 9(c). The notice shall specify the election to exercise the Option and the number of Shares for which it is being exercised. In the event that this Option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to Melco) of the representative's right to exercise this Option. The notice shall be signed by the Optionee.
The Optionee or his representative shall deliver to Melco at the time of giving the notice payment of the Purchase Price in accordance with Section 5.

(b) TRANSFER OF SHARES. Upon the exercise of the Option, Melco agrees to transfer to the Optionee as soon as practicable following payment of the Purchase Price a certificate or certificates for the number of Shares with respect to which the Option is exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). Melco shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this Option.

5.   PAYMENT FOR STOCK.

The entire Purchase Price shall be paid in lawful money of the United States of America by certified or cashier's check.





MELCO                                                            -2-

6.   EXPIRATION.

The Option shall expire at 12 o'clock midnight California time on the 548th calendar day following the Pooling Press Release (as defined in the Merger Agreement). All or part of this Option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired this Option directly from the Optionee by bequest, beneficiary designation or inheritance.

7.   RESTRICTIONS ON TRANSFER OF SHARES.

(a) INVESTMENT INTENT AT GRANT. The Optionee represents and agrees that the Shares to be acquired upon exercising the Option will be acquired for the Optionee's own account for investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act.

(b) INVESTMENT INTENT AT EXERCISE. In the event that the sale of Shares under this Amendment and Restatement is not registered under the Securities Act but an exemption is available which requires an investment representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising the Option are being acquired for investment and not with a view to the sale or distribution thereof in violation of the Securities Act.

8.   SHARES AND ADJUSTMENTS.

(a) GENERAL. In the event of any stock dividend, stock split or share combination, a proportionate adjustment will be made in (i) the number of Shares, and (ii) the Exercise Price, in each case to prevent dilution or enlargement of the rights under this Amendment and Restatement.

(b) ORGANIC CHANGE. If an Organic Change occurs, in lieu of the Shares issuable upon exercise of the Option, the Option will thereafter be exercisable for such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore acquirable and receivable upon exercise of the Option had such Organic Change not taken place.

(c) RESERVATION OF RIGHTS. Except as expressly provided in this Section 8, the Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by Cardinal of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares subject to the Option. Except as expressly provided herein, this Option shall not affect in any way the right or power of Cardinal





MELCO                                                            -3-
to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.   MISCELLANEOUS PROVISIONS.

(a) WITHHOLDING TAXES. In the event that Melco determines that it is required to withhold foreign, federal, state or local tax as a result of the exercise of the Option, the Optionee, as a condition to the exercise of the Option, shall make arrangements reasonably satisfactory to Melco to enable Melco to satisfy all withholding requirements.

(b) RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder of Cardinal with respect to any Shares subject to the Option until such Shares have been issued in the name of the Optionee. Nothing contained in this Subsection (b) will impair any contract rights which the Optionee may hold.

(c) NOTICE. Any notice required by the terms of this Amendment and Restatement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown on the signature page to this Amendment and Restatement, or at such other address as such party may designate by 10 days' advance written notice to the other party to this Amendment and Restatement.

(d) CHOICE OF LAW. This Amendment and Restatement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(e) NO STRICT CONSTRUCTION. The language of this Amendment and Restatement will be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction will be applied against any person.

(F) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

(g) LEGEND. All certificates evidencing Shares acquired under this Amendment and Restatement in an unregistered transaction shall bear the following restrictive legend (and such other





MELCO                                                            -4-
restrictive legends as are required or deemed advisable under the provisions of any applicable law):

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO MELCO AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

If, in the opinion of Melco and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend, provided, however, that upon the effectiveness of the registration provided for in Section 11 hereof, the legend shall be so removed.

(h) NO EMPLOYMENT RIGHTS. Nothing in this Amendment and Restatement shall be construed as giving the Optionee the right to be retained as an employee of Whitmire, Cardinal or any affiliate of either.

(i) ADMINISTRATION. Any determination by Melco in connection with any of the matters set forth in this Amendment and Restatement shall be conclusive and binding on the Optionee and all other persons.

10.  DEFINITIONS.

"EXCHANGE RATIO" shall have the meaning ascribed to it in the Merger Agreement.

"CARDINAL CLASS A COMMON SHARES" shall have the meaning ascribed to it in the Merger Agreement.

"ORGANIC CHANGE" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Cardinal's assets to another Person or other transaction which is effected in such a way that holders of Cardinal Class A Common Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such Cardinal Class A Common Shares.

"PERSON" shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"PURCHASE PRICE" shall mean the Exercise Price multiplied by the number of shares with respect to which this Option is being exercised.





MELCO                                                            -5-

"SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

"SHARE" shall mean one Cardinal Class A Common Share, as adjusted in accordance with Section 8 (if applicable).

"TRANSFER" shall be construed broadly and shall include any transfer of any Cardinal Class A Common Share, including without limitation, by way of issuance, sale, participation, pledge, gift, bequeath, intestate transfer, distribution, liquidation, merger or consolidation.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

11. REGISTRATION. Cardinal shall cause to be filed with the Securities and Exchange Commission within six months of the Closing Date (as defined in the Merger Agreement), and shall use all reasonable efforts to have declared effective, a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), to register the Shares and shall use all reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of this Option.

12. GUARANTEE. Cardinal hereby irrevocably, absolutely and unconditionally guarantees the performance by Melco of all obligations of Melco to the Optionee under this Agreement. Effective upon the earlier of any liquidation or dissolution of Melco or the merger of Melco with and into Whitmire or Cardinal, Cardinal's obligations hereunder shall be as principal and not as guarantor and each reference to Melco herein shall become a


                           [INTENTIONALLY LEFT BLANK)





MELCO                                                            -6-
reference to Cardinal for all purposes herein.

IN WITNESS WHEREOF, Melco and Cardinal have caused this Amendment and Restatement to be executed on their behalf by their officers duly authorized, and the Optionee has personally executed this Amendment and Restatement.

OPTIONEE                            MELCO MANAGERS


_______________________             By _________________________
     (signature)
                                    Address:
     [Type Name]
                                    81 Blue Ravine Road
Optionee's Address:                 Folsom, California 95630
                                    Attn:  Secretary
_______________________
                                    CARDINAL HEALTH, INC.
_______________________
                                    By _________________________

                                    Address:

                                    655 Metro Place South, Ste. 925
                                    Dublin, Ohio 43017
                                    Attn:  General Counsel

(A) Number of Class A
     Common Shares:

(B) Exercise Price:

(C) Whitmire Option:

      Number of Shares:

      Exercise Price:





MELCO                                                            -7-

                             CARDINAL HEALTH, INC.
                              AMENDED AND RESTATED
                      NONSTATUTORY STOCK OPTION AGREEMENT


                              W I T N E S S E T H:

WHEREAS, Cardinal Health, Inc. (fka Cardinal Distribution, Inc.; herein, "Cardinal") and Whitmire Distribution Corporation ("Whitmire") have effected an Agreement and Plan of Reorganization, dated as of October 11, 1993 (the "Merger Agreement"), which Merger Agreement provides, among other things, that at the Effective Time (as defined therein) each unexpired and unexercised option heretofore granted to the undersigned Optionee by Whitmire (a "Whitmire Option") is to be automatically converted into an option (a "Cardinal Exchange Option") to purchase that number of Cardinal Class A Common Shares (as defined in the Merger Agreement) equal to the number of Whitmire Common Shares issuable immediately prior to the Effective Time upon exercise of the Whitmire Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio at a per share exercise price equal to the exercise price which existed under the corresponding Whitmire Option divided by the Exchange Ratio; and

WHEREAS, Cardinal, Whitmire and Optionee intend this option to be a Cardinal Exchange Option as described in the Merger Agreement;

NOW, THEREFORE, the Nonstatutory Stock Option Agreement identified below heretofore granted by Whitmire to Optionee is hereby amended and restated (the "Amendment and Restatement") as follows:

SECTION 1.  EXCHANGE OF OPTION.

On the terms and subject to the conditions stated in this Amendment and Restatement, Cardinal hereby exchanges with the Optionee an option (the "Option") to purchase up to that number of Cardinal Class A Common Shares specified under (A) on the signature page hereof (the "Shares") for a purchase price per Share specified under (B) on the signature page hereof (as adjusted from time to time in accordance with the terms of this Amendment and Restatement, the "Exercise Price") in exchange for the Whitmire Option identified under (C) on the signature page hereof, a copy of which is appended hereto.

SECTION 2.  NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Amendment and Restatement, the Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and

88WV                                    -1-
privileges conferred hereby, the Option shall automatically expire and the rights and privileges conferred hereby shall immediately become null and void.

SECTION 3.  RIGHT TO EXERCISE.

On the terms and subject to the conditions set forth in this Amendment and Restatement, the Optionee shall have the right to exercise the Option at any time or from time to time after the date hereof and prior to the Expiration Date initially for the percentage of the aggregate number of Shares referred to in Section 1 specified under (D) on the signature page hereof and thereafter for the applicable percentage of the aggregate number of Shares referred to in
Section 1 as provided under (E) on the signature page hereof.

SECTION 4.  EXERCISE PROCEDURES.

(a) NOTICE OF EXERCISE. The Optionee or the Optionee's representative may exercise this Option by giving written notice to Cardinal pursuant to Section 9(d). The notice shall specify the election to exercise the Option and the number of Shares for which it is being exercised. In the event that this Option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to Cardinal) of the representative's right to exercise this Option. The notice shall be signed by the Optionee. The Optionee or his representative shall deliver to Cardinal at the time of giving the notice payment of the Purchase Price in accordance with
Section 5.

(b) ISSUANCE OF SHARES. Upon the exercise of the Option, Cardinal agrees to issue to the Optionee as soon as practicable following payment of the Purchase Price a certificate or certificates for the number of Shares with respect to which the Option is exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). Cardinal shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this Option.

SECTION 5.  PAYMENT FOR STOCK.

The entire Purchase Price may be paid in lawful money of the United States of America. Alternatively, to the extent that applicable law permits, all or part of the Purchase Price may be paid by the surrender of Shares in good form for transfer. Such Shares must have been owned for more than twelve (12) months by the Optionee or the Optionee's representative and must have a fair market value on the date of exercise of this Option which, together with any amount paid in lawful money, is equal to the Purchase Price.

SECTION 6.  TERM AND EXPIRATION.

(a) BASIC TERM. This Option shall in any event expire on the date 10 years after the Date of Grant.





88WV                                                             -2-

(b) TERMINATION OF SERVICE (EXCEPT BY DEATH). If the Optionee's service as an Employee terminates for any reason other than death, then this Option shall expire on the earliest of the following occasions:

              (i) the expiration date determined pursuant to Subsection (a) above;

              (ii) the date forty five (45) days after the termination of the Optionee's service as an Employee for any reason other than Total and Permanent Disability;

              (iii) the date six (6) months after the termination of the Optionee's service as an Employee by reason of Total and Permanent Disability.

The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but only to the extent that this Option had become exercisable before the Optionee's service terminated. The balance of this Option shall lapse when the Optionee's service as an Employee terminates. In the event that the Optionee dies after the termination of service but before the expira-tion of this Option, all or part of this Option may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired this Option directly from the Optionee by bequest, beneficiary designation or inheritance, but only to the extent that this Option had become exercisable before the Optionee's service terminated.

(c) DEATH OF OPTIONEE. If the Optionee dies as an Employee, then this Option shall become fully exercisable upon the Optionee's death, and this Option shall expire on the earlier of the following dates:

              (i) the expiration date determined pursuant to Subsection (a) above; or

              (ii)  the date six (6) months after the Optionee's death.

All or part of this Option may be exercised at any time before its expiration under the preceding sentence by the executors or admini-strators of the Optionee's estate or by any person who has acquired this Option directly from the Optionee by bequest, beneficiary designation or inheritance.

(d) LEAVES OF ABSENCE. For purposes of this Section 6, the Employee relationship shall be deemed to continue during any period when the Optionee is on military leave, sick leave or other bona fide leave of absence.

SECTION 7.  RESTRICTIONS ON TRANSFER OF SHARES.

(a) INVESTMENT INTENT AT GRANT. The Optionee represents and agrees that the Shares to be acquired upon exercising the Option will be acquired for the Optionee's own account for investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act.





88WV                                                             -3-

(b) INVESTMENT INTENT AT EXERCISE. In the event that the sale of Shares under this Amendment and Restatement is not registered under the Securities Act but an exemption is available which requires an investment representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising the Option are being acquired for investment and not with a view to the sale or distribution thereof in violation of the Securities Act.

(c) LEGEND. All certificates evidencing Shares acquired under this Amendment and Restatement in an unregistered transaction shall bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO CARDINAL AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

(d) REMOVAL OF LEGENDS. If, in the opinion of Cardinal and its counsel, any legend placed on a stock certificate representing Shares sold under this Amendment and Restatement is no longer required, the holder of such certificate shall be entitled to exchange such certi-ficate for a certificate representing the same number of Shares but lacking such legend; provided, however, that upon the effectiveness of the registration provided in Section 10 hereof, the legend shall be so removed.

SECTION 8.  SHARES AND ADJUSTMENTS.

(a) GENERAL. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, an appropriate adjustment shall be made in one or both of (i) the number of Shares covered by this Option or (ii) the Exercise Price.

(b) MERGER; REORGANIZATION. In the event that Cardinal is a party to a merger or other reorganization, this Option shall be subject to the agreement of merger or reorganization. Such agreement may provide (i) for the assumption of this Option by the surviving corporation or its parent, (ii) for its continuation by Cardinal, if Cardinal is a surviving corporation, (iii) for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price or (iv) for the acceleration of its exercisability followed by its cancellation if not exercised, in all cases other than clause (iii) without the Optionee's consent. (The Optionee's consent shall be required for a cash settlement.) Any cancellation shall not occur earlier than 30 days after such acceleration is effective and the Optionee has been notified of such acceleration.





88WV                                                             -4-

(c) RESERVATION OF RIGHTS. Except as provided in this Section 8, the Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by Cardinal of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares subject to this Option. Except as expressly provided herein, the grant of this Option shall not affect in any way the right or power of Cardinal to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.  MISCELLANEOUS PROVISIONS.

(a) WITHHOLDING TAXES. In the event that Cardinal determines that it is required to withhold foreign, federal, state or local tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to Cardinal to enable it to satisfy all withholding requirements.

(b) RIGHTS AS A STOCKHOLDER. Neither the Optionee nor the Optionee's representative shall have any rights as a stockholder with respect to any Shares subject to this Option until such Shares have been issued in the name of the Optionee or the Optionee's representative.

(c) NO EMPLOYMENT RIGHTS. Nothing in this Amendment and Restatement shall be construed as giving the Optionee the right to be retained as an Employee. Except as may be provided in any written employment agreement between Optionee and Whitmire or Cardinal, Whitmire and Cardinal reserve the right to terminate the Optionee's service at any time, with or without cause.

(d) NOTICE. Any notice required by the terms of this Amendment and Restatement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party's signature on this Amendment and Restatement, or at such other address as such party may designate by ten (10) days' advance written notice to the other party to this Amendment and Restatement.

(e) ENTIRE AGREEMENT. This Amendment and Restatement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

(f) CHOICE OF LAW. This Amendment and Restatement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.





88WV                                                             -5-

SECTION 10. REGISTRATION. Cardinal shall file with the Securities and Exchange Commission within six (6) months of the Closing Date (as defined in the Merger Agreement), and shall use all reasonable efforts to have declared effective, a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), to register the Shares and shall use all reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of this Option.

SECTION 11.  DEFINITIONS.

(a) "DATE OF GRANT" shall mean the date on which the Whitmire Option for which this Option has been exchanged was granted, as specified under (C) on the signature page hereof.

(b) "EMPLOYEE" shall mean any individual who is a common-law employee of Cardinal, Whitmire or any entity controlling, controlled by, or under the common control of either.

(c) "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of this Option, as specified in Section 1.

(d) "PURCHASE PRICE" shall mean the Exercise Price multiplied by the number of Shares with respect to which this Option is being exercised.

(e)  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

(f) "SHARE" shall mean one Cardinal Class A Common Share (as defined in the Merger Agreement), as adjusted in accordance with Section 8 (if applicable).

(g) "TOTAL AND PERMANENT DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

(h)  Capitalized terms used herein and not otherwise defined shall


                           [INTENTIONALLY LEFT BLANK]





88WV                                                             -6-
have the meaning ascribed to them in the Merger Agreement.

IN WITNESS WHEREOF, Cardinal and Whitmire have caused this Amendment and Restatement to be executed on their behalf by their officers duly authorized and the Optionee has personally executed this Amendment and Restatement.

OPTIONEE                          CARDINAL HEALTH, INC.

________________________          By ___________________________
     (Signature)
                                  Address:
    [Typed Name]
                                  655 Metro Place South, Suite 925
Optionee's Address:               Dublin, Ohio 43017
                                  Attn:  General Counsel
________________________

                                  WHITMIRE DISTRIBUTION CORPORATION
________________________

                                  By ___________________________

                                  Address:

                                  81 Blue Ravine Road
                                  Folsom, California 95630
                                  Attn:  Secretary

(A) Number of Class A
     Common Shares:

(B) Exercise Price:

(C) Whitmire Option:

      Date of Grant:

      Number of Shares:

      Exercise Price:

(D) Initial Vested Percentage:

(E)           Anniversary of                       Percentage of Shares
              Date of Grant                             Exercisable
              -------------                        --------------------
              Third  . . . . . . . . . . . . . .         %

              Fourth . . . . . . . . . . . . . .      100%





88WV                                                             -7-

                             CARDINAL HEALTH, INC.
                              AMENDED AND RESTATED
                      NONSTATUTORY STOCK OPTION AGREEMENT


                              W I T N E S S E T H:

WHEREAS, Cardinal Health, Inc. (fka Cardinal Distribution, Inc.; herein, "Cardinal") and Whitmire Distribution Corporation ("Whitmire") have effected an Agreement and Plan of Reorganization, dated as of October 11, 1993 (the "Merger Agreement"), which Merger Agreement provides, among other things, that at the Effective Time (as defined therein) each unexpired and unexercised option heretofore granted to the undersigned optionee (the "Optionee") by Whitmire (a "Whitmire Option") is to be automatically converted into an option (a "Cardinal Exchange Option") to purchase that number of Cardinal Class A Common Shares (as defined in the Merger Agreement) equal to the number of Whitmire Common Shares issuable immediately prior to the Effective Time upon exercise of the Whitmire Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio at a per share exercise price equal to the exercise price which existed under the corresponding Whitmire Option divided by the Exchange Ratio; and

WHEREAS, Cardinal, Whitmire, and Optionee intend this option to be a Cardinal Exchange Option as described in the Merger Agreement;

NOW, THEREFORE, the Nonstatutory Stock Option Agreement heretofore granted by Whitmire to Optionee is hereby amended and restated (the "Amendment and Restatement") as follows:

SECTION 1.  EXCHANGE OF OPTION.

On the terms and subject to the conditions stated in this Amendment and Restatement Cardinal hereby exchanges with the Optionee an option (the "Option") to purchase up to that number of Cardinal Class A Common Shares specified under (A) on the signature page hereof (the "Shares") for a purchase price per Share as specified under (B) on the signature page hereof (as adjusted from time to time in accordance with the terms of this Amendment and Restatement, the "Exercise Price") in exchange for the Whitmire Option identified under (C) on the signature page hereof, a copy of which is appended hereto.


SECTION 2.  NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Amendment and Restatement, the Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be


88WOV                                                                      -1-
subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, the Option shall automatically expire and the rights and privileges conferred hereby shall immediately become null and void.

SECTION 3.  RIGHT TO EXERCISE.

On the terms and subject to the conditions set forth in this Amendment and Restatement, the Optionee shall have the right to exercise the Option at any time or from time to time after the date hereof and prior to the Expiration Date for a number of Shares equal to (i) the total number of Shares minus (ii) the aggregate number of Shares for which the Option was theretofore exercised.

SECTION 4.  EXERCISE PROCEDURES.

(a) NOTICE OF EXERCISE. The Optionee or the Optionee's representative may exercise this Option by giving written notice to Cardinal pursuant to Section 9(d). The notice shall specify the election to exercise the Option and the number of Shares for which it is being exercised. In the event that this Option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to Cardinal) of the representative's right to exercise this Option. The notice shall be signed by the Optionee. The Optionee or his representative shall deliver to Cardinal at the time of giving the notice payment of the Purchase Price in accordance with
Section 5.

(b) ISSUANCE OF SHARES. Upon the exercise of the Option, Cardinal agrees to issue to the Optionee as soon as practicable following payment of the Purchase Price a certificate or certificates for the number of Shares with respect to which the Option is exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). Cardinal shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this Option.

SECTION 5.  PAYMENT FOR STOCK.

The entire Purchase Price may be paid in lawful money of the United States of America. Alternatively, to the extent that applicable law permits, all or part of the Purchase Price may be paid by the surrender of Shares in good form for transfer. Such Shares must have been owned for more than twelve (12) months by the Optionee or the Optionee's representative and must have a fair market value on the date of exercise of this Option which, together with any amount paid in lawful money, is equal to the Purchase Price.





88WOV                                                            -2-

SECTION 6.  TERM AND EXPIRATION.

(a) BASIC TERM. This Option shall in any event expire on the date ten (10) years after the Date of Grant.

(b) TERMINATION OF SERVICE (EXCEPT BY DEATH). If the Optionee's service as an Employee terminates for any reason other than death, then this Option shall expire on the earliest of the following occasions:

         (i)  the expiration date determined pursuant to Subsection (a) above;

         (ii) the date forty five (45) days after the termination of the Optionee's service as an Employee for any reason other than Total and Permanent Disability;

         (iii) the date six (6) months after the termination of the Optionee's service as an Employee by reason of Total and Permanent Disability.

The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence. In the event that the Optionee dies after the termination of service but before the expiration of this Option, all or part of this Option may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired this Option directly from the Optionee by bequest, beneficiary designation or inheritance.

(c) DEATH OF OPTIONEE. If the Optionee dies as an Employee, this Option shall expire on the earlier of the following dates:

         (i) the expiration date determined pursuant to Subsection (a) above; or

         (ii)  the date six (6) months after the Optionee's death.

All or part of this Option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired this Option directly from the Optionee by bequest, beneficiary designation or inheritance.

(d) LEAVES OF ABSENCE. For purposes of this Section 6, the Employee relationship shall be deemed to continue during any period when the Optionee is on military leave, sick leave or other bona fide leave of absence.

SECTION 7.  RESTRICTIONS ON TRANSFER OF SHARES.

(a) INVESTMENT INTENT AT GRANT. The Optionee represents and agrees that the Shares to be acquired upon exercising the Option will be acquired for the Optionee's own account for investment





88WOV                                                            -3-
and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act.

(b) INVESTMENT INTENT AT EXERCISE. In the event that the sale of Shares under this Amendment and Restatement is not registered under the Securities Act but an exemption is available which requires an investment representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising the Option are being acquired for investment and not with a view to the sale or distribution thereof in violation of the Securities Act.

(c) LEGEND. All certificates evidencing Shares acquired under this Amendment and Restatement in an unregistered transaction shall bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO CARDINAL AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

(d) REMOVAL OF LEGENDS. If, in the opinion of Cardinal and its counsel, any legend placed on a stock certificate representing Shares sold under this Amendment and Restatement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend; provided, however, that upon the effectiveness of the registration provided for in Section 10 hereof, the legend shall be so removed.

SECTION 8.  SHARES AND ADJUSTMENTS.

(a) GENERAL. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, an appropriate adjustment shall be made in one or both of (i) the number of Shares covered by this Option or (ii) the Exercise Price.

(b) MERGER; REORGANIZATION. In the event that Cardinal is a party to a merger or other reorganization, this Option shall be subject to the agreement of merger or reorganization. Such agreement may provide (i) for the assumption of this Option by the surviving corporation or its parent, (ii) for its continu-ation by Cardinal, if Cardinal is a surviving corporation, (iii) for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or (iv) for the acceleration of its exercis-





88WOV                                                            -4-
ability followed by its cancellation if not exercised, in all cases other than clause (iii) without the Optionee's consent. (The Optionee's consent shall be
required for a cash settlement.)   Any cancellation shall not occur earlier
than 30 days after such acceleration is effective after the Optionee has been notified of such acceleration.

(c) RESERVATION OF RIGHTS. Except as provided in this Section 8, the Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by Cardinal of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares subject to this Option. Except as expressly provided herein, this Option shall not affect in any way the right or power of Cardinal to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.  MISCELLANEOUS PROVISIONS.

(a) WITHHOLDING TAXES. In the event that Cardinal determines that it is required to withhold foreign, federal, state or local tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to Cardinal to enable it to satisfy all withholding requirements.

(b) RIGHTS AS A STOCKHOLDER. Neither the Optionee nor the Optionee's representative shall have any rights as a stockholder with respect to any Shares subject to this Option until such Shares have been issued in the name of the Optionee or the Optionee's representative.

(c) NO EMPLOYMENT RIGHTS. Nothing in this Amendment and Restatement shall be construed as giving the Optionee the right to be retained as an Employee. Except as may be provided in any written employment agreement between Optionee and Whitmire or Cardinal, Whitmire and Cardinal reserve the right to terminate the Optionee's service at any time, with or without cause.

(d) NOTICE. Any notice required by the terms of this Amendment and Restatement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party's signature on this Agreement, or at such other address as such party may designate by ten
(10) days' advance written notice to the other party to this Agreement.





88WOV                                                            -5-

(e) ENTIRE AGREEMENT. This Amendment and Restatement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

(f) CHOICE OF LAW. This Amendment and Restatement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

SECTION 10. REGISTRATION. Cardinal shall file with the Securities and Exchange Commission within six (6) months of the Closing Date (as defined in the Merger Agreement), and shall use all reasonable efforts to have declared effective, a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), to register the Shares and shall use all reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of this Option.

SECTION 11.  DEFINITIONS.

(a) "DATE OF GRANT" shall mean the date on which the Whitmire Option for which this Option has been exchanged was granted, as specified under (C) on the signature page hereof.

(b) "EMPLOYEE" shall mean any individual who is a common-law employee of Cardinal, Whitmire or any entity controlling, controlled by, or under the common control of either.

(c) "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of this Option, as specified in Section 1.

(d) "PURCHASE PRICE" shall mean the Exercise Price multiplied by the number of Shares with respect to which this Option is being exercised.

(e)  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

(f) "SHARE" shall mean one Cardinal Class A Common Share (as defined in the Merger Agreement), as adjusted in accordance with Section 8 (if applicable).

(g) "TOTAL AND PERMANENT DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

(h) Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.





88WOV                                                            -6-

IN WITNESS WHEREOF, Cardinal and Whitmire have caused this Amendment and Restatement to be executed on their behalf by their officers duly authorized and the Optionee has personally executed this Amendment and Restatement.

OPTIONEE                          Optionee's Address:

__________________________        __________________________________
      (signature)

                                  __________________________________
      [Type Name]

                                  WHITMIRE DISTRIBUTION CORPORATION

                                  By _______________________________

                                  Address:

                                  81 Blue Ravine Road
                                  Folsom, California 95630
                                  Attn:  Secretary

                                  CARDINAL HEALTH, INC.

                                  By _______________________________

                                  Address:

                                  655 Metro Place South, Suite 925
                                  Dublin, OH 43017
                                  Attn:  General Counsel

(A)  Number of Class A
      Common Shares:

(B)  Exercise Price:

(C)  Whitmire Option:

      Date of Grant:

      Number of Whitmire
       Common Shares:

      Exercise Price:





88WOV                                                            -7-